UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

______________________________

WASHINGTON, D.C.  20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

MARCH 28, 2011

Greystone Logistics, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	000-26331	75-2954680
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1613 E. 15th, Tulsa, Oklahoma                                 74120
(Address of principal executive offices)                    (Zip Code)

(918) 583-7441
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 28, 2011, Greystone Manufacturing, L.L.C., a wholly-owned subsidiary of the registrant (“Greystone Manufacturing”), GLOG Investment, L.L.C., an entity owned by Warren F. Kruger, President, Chief Executive Officer and a director of the registrant, and Robert B. Rosene, Jr., a director of the registrant, and The F&M Bank & Trust Company entered into an amendment (the “2011 Amendment”) to that certain Loan Agreement, dated March 4, 2005, by and among such parties (as amended from time to time, the “Loan Agreement”).  The 2011 Amendment (a) has an effective date of March 15, 2011, (b) causes all of Greystone Manufacturing’s accrued debt under the Loan Agreement to be transferred into a single term loan facility, with such facility being in the aggregate principal amount of $6,097,776.21 and having a maturity date of March 13, 2014, and (c) adds to the Loan Agreement certain financial covenants, reporting requirements and other provisions that are customary in such types of agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREYSTONE LOGISTICS, INC.

Date: April 1, 2011	By:	/s/ William W. Rahhal
William W. Rahhal
Chief Financial Officer